Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                          Inception: May 1, 1996
--------------------------------------------------------------------------------
Overseas Equity Fund (Formerly Global Balanced Fund)
Capital Guardian Trust Company                                   Management Team
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 39.85% underperforming its custom benchmark.

..    On May 1st, the Fund's name and strategy were changed, with no change in sub-adviser. The Fund now invests primarily in foreign large and mid sized equities, while previously, it invested globally in equity and fixed income securities.

..    Since May 1st, the Fund underperformed its benchmark primarily due to a modest cash exposure during the year. The Fund's performance did benefit from both favorable stock selection and country allocation decisions.

..    The Fund's exposures to selected sectors -- financials and information technology and countries -- Japan, UK and France -- contributed the most to absolute performance.

..    The top contributing stocks to absolute returns included Tokyo Electron and
     Sanofi-Synthelabo, while the key detractors included Yahoo Japan and Holcim.

..    The manager employs a multiple portfolio manager system, with each portfolio managed by several portfolio managers and research analysts. The manager selects securities using proprietary fundamental research Fundamental research seeks to uncover companies that are undervalued and asset rich.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 5/1/96
(Fund Inception Date)

                                     Overseas Equity
             Overseas Equity Fund     Benchmark (1)
             --------------------    ---------------
 5/01/1996         10,000.00           $10,000.00
 5/31/1996          9,992.36             9,892.00
 6/30/1996         10,054.88             9,940.47
 7/31/1996          9,955.81             9,849.02
 8/31/1996         10,007.29             9,898.26
 9/30/1996         10,256.56            10,067.52
10/31/1996         10,314.89            10,084.64
11/30/1996         10,677.97            10,397.26
12/31/1996         10,672.71            10,279.77
 1/31/1997         10,508.77             9,927.18
 2/28/1997         10,623.91             9,985.75
 3/31/1997         10,567.65             9,971.77
 4/30/1997         10,507.44             9,941.85
 5/31/1997         11,089.20            10,497.60
 6/30/1997         11,433.44            10,909.11
 7/31/1997         11,471.15            10,940.74
 8/31/1997         10,985.68            10,435.28
 9/30/1997         11,470.48            10,906.96
10/31/1997         11,127.39            10,459.77
11/30/1997         10,966.64            10,291.37
12/31/1997         10,955.08            10,320.18
 1/31/1998         11,195.12            10,631.85
 2/28/1998         11,630.17            11,135.80
 3/31/1998         11,807.71            11,310.64
 4/30/1998         11,952.21            11,456.54
 5/31/1998         11,952.24            11,413.01
 6/30/1998         11,914.86            11,439.26
 7/31/1998         11,962.23            11,494.17
 8/31/1998         11,270.31            10,651.64
 9/30/1998         11,435.01            10,700.64
10/31/1998         12,220.68            11,596.29
11/30/1998         12,442.76            11,897.79
12/31/1998         12,925.42            12,314.21
 1/31/1999         12,913.81            12,250.18
 2/28/1999         12,390.27            11,901.05
 3/31/1999         12,558.03            12,234.28
 4/30/1999         12,777.95            12,570.72
 5/31/1999         12,313.42            12,071.66
 6/30/1999         12,412.46            12,279.29
 7/31/1999         12,784.63            12,662.41
 8/31/1999         12,771.50            12,715.59
 9/30/1999         12,780.73            12,889.79
10/31/1999         12,911.64            13,210.75
11/30/1999         12,991.88            13,449.87
12/31/1999         13,586.49            14,251.48
 1/31/2000         12,794.33            13,540.33
 2/29/2000         12,820.00            13,717.71
 3/31/2000         13,194.62            14,254.07
 4/30/2000         12,656.58            13,557.05
 5/31/2000         12,722.96            13,394.36
 6/30/2000         12,990.79            13,796.19
 7/31/2000         12,724.74            13,470.60
 8/31/2000         12,891.86            13,694.21
 9/30/2000         12,570.54            13,247.78
10/31/2000         12,497.20            13,047.74
11/30/2000         11,946.29            12,677.18
12/31/2000         12,352.52            12,982.70
 1/31/2001         12,722.52            13,126.81
 2/28/2001         12,056.81            12,459.97
 3/31/2001         11,553.80            11,827.00
 4/30/2001         12,268.78            12,336.75
 5/31/2001         12,111.70            12,229.42
 6/30/2001         11,830.12            11,955.48
 7/31/2001         11,776.35            11,981.78
 8/31/2001         11,572.93            11,818.83
 9/30/2001         10,739.32            11,229.07
10/31/2001         11,059.83            11,394.14
11/30/2001         11,559.96            11,735.96
12/31/2001         11,556.31            11,659.68
 1/31/2002         11,211.51            11,362.36
 2/28/2002         11,159.40            11,328.27
 3/31/2002         11,544.13            11,617.14
 4/30/2002         11,450.07            11,549.76
 5/31/2002         11,571.51            11,696.44
 6/30/2002         11,203.91            11,497.60
 7/31/2002         10,559.42            10,961.81
 8/31/2002         10,512.74            11,051.70
 9/30/2002          9,863.12            10,372.02
10/31/2002         10,462.47            10,815.94
11/30/2002         11,085.89            11,172.87
12/31/2002         10,826.48            11,074.55
 1/31/2003         10,667.10            10,933.90
 2/28/2003         10,631.95            10,882.51
 3/31/2003         10,582.62            10,878.16
 4/30/2003         11,238.69            11,513.44
 5/31/2003         11,827.00            12,221.52
 6/30/2003         12,129.88            12,523.39
 7/31/2003         12,513.22            12,828.96
 8/31/2003         12,866.20            13,140.71
 9/30/2003         13,152.75            13,548.07
10/31/2003         14,016.47            14,393.47
11/30/2003         14,219.35            14,715.88
12/31/2003         15,140.71            15,866.66

Value on 12/31/03:
------------------
$15,141 Overseas Equity Fund
$15,867 Overseas Equity Benchmark(1)

MORNINGSTAR CATEGORY+:
..    Foreign Large Blend

MORNINGSTAR RISK+:
..    Low (VL/VUL)
..    Low (VA)

MORNINGSTAR RATING+:
..    ***** (VL/VUL)
..    ***** (VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                             % of
                            Assets
                            ------
Vodafone                     3.5%
AstraZeneca Group PLC        3.3%
Sanofi-Synthelabo SA         3.3%
Royal Dutch Petroleum Co.    2.8%
Novartis AG                  1.8%
BNP Paribas                  1.7%
ABN Amro Holding NV          1.5%
Mitsubishi                   1.4%
Heineken                     1.4%
Koninklijke                  1.4%

AVERAGE ANNUAL TOTAL RETURNS*

                           Overseas
                            Equity    Overseas Equity
                             Fund      Benchmark(1)
                           --------   ---------------
1 Year                      39.85%         43.27%
3 Years                      7.02           6.92
5 Years                      3.21           5.20
Since Inception (5/1/96)     5.55           6.21

DIVERSIFICATION BY REGION AND COUNTRY(3)
(as of December 31, 2003)

                         % of
                        Assets
                        ------
Europe
(excluding U.K.)         44.0%
Japan                    21.0%
United Kingdom (U.K.)    15.3%
Pacific Basin
(excluding Japan)         6.3%
United States             6.2%
Other                     4.1%
Canada                    3.6%

DIVERSIFICATION BY REGION(4)

Developed Markets          97%
Emerging Markets            3%

(1) Overseas Equity Composite Index: 65% MSCI World Index Excluding US, and 35% Citigroup Non-US Govt. Bond Index, Unhedged, May 1996 to April 2000, then 60% MSCI World / 40% Citigroup World Government Bond, Unhedged, May 2000 to April 2003 and then MSCI EAFE Index May 2003 to present.
* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. There are special risks associated with international investing including currency fluctuations, political and economic instability, foreign taxation and different accounting standards, as outlined in the current prospectus. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.
+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts, VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 367 VL/VUL subaccounts and 570 VA subaccounts in the Morningstar Foreign Large Blend category. This represents the Morningstar 3 year rating.
(3)  Calculations based upon country in which security is traded (listed).
(4)  Calculations based upon country in which security is domiciled.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost .......................................   $37,218
Net unrealized appreciation of investments ..........................     9,647
Short-term investments at value .....................................     2,977
                                                                        -------
      Total investments .............................................    49,842
Cash ................................................................        22
Foreign currency at value (cost $42) ................................        42
Receivable for:
   Investments sold .................................................       232
   Fund shares sold .................................................        84
   Interest .........................................................         2
   Dividends ........................................................        41
   Unrealized appreciation in forward currency
      contracts .....................................................        27
   Other assets .....................................................         6
                                                                        -------
Total assets ........................................................    50,298
                                                                        -------
LIABILITIES
Payables for:
   Investments purchased ............................................     1,058
   Unrealized depreciation in forward currency
      contracts .....................................................        61
   Other liabilities ................................................         3
                                                                        -------
Total liabilities ...................................................     1,122
                                                                        -------
Net assets ..........................................................   $49,176
                                                                        =======
Shares of beneficial interest outstanding ...........................     4,718
                                                                        -------
Net asset value per share ...........................................   $ 10.42
                                                                        =======
Composition of net assets:
   Capital paid-in ..................................................   $43,341
   Accumulated net realized loss on investments,
      futures and foreign currency transactions .....................    (3,773)
   Undistributed net investment loss ................................        (5)
   Net unrealized appreciation (depreciation) of:
      Investments ...................................................     9,647
      Translation of assets and liabilities in foreign
         currencies .................................................       (34)
                                                                        -------
Net assets ..........................................................   $49,176
                                                                        =======

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
      Interest ......................................................   $   157
      Dividends .....................................................       556
                                                                        -------
Total investment income .............................................       713
                                                                        -------
EXPENSES
      Investment advisory fee .......................................       377
      Auditors fees .................................................         5
      Custodian fees ................................................       110
      Legal fees ....................................................         2
      Printing & mailing fees .......................................         3
      Trustees' fees ................................................         1
      Other fees ....................................................         2
                                                                        -------
Total expenses ......................................................       500
      Less expenses reimbursed ......................................       (87)
      Less custodian expense reduction offset by
         commission recapture arrangement (Note C) ..................        (1)
                                                                        -------
Net expenses ........................................................       412
                                                                        -------
Net investment income ...............................................       301
                                                                        -------
REALIZED AND UNREALIZED GAIN (LOSS)
   Net realized gain (loss) on:
      Investments ...................................................      (450)
      Foreign currency transactions .................................       941
   Change in unrealized appreciation (depreciation) on:
      Investments ...................................................    11,946
      Translation of assets and liabilities in foreign
         currencies .................................................       (73)
                                                                        -------
Net realized and unrealized gain ....................................    12,364
                                                                        -------
Net increase in net assets resulting from
   operations .......................................................   $12,665
                                                                        =======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

                                                                            Year Ended     Year Ended
                                                                           December 31,   December 31,
                                                                               2003           2002
                                                                           ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income ...............................................     $    301       $    372
   Net realized gain (loss) ............................................          491         (2,154)
   Change in net unrealized appreciation (depreciation) ................       11,873           (104)
                                                                             --------       --------
      Net increase (decrease) in net assets resulting from operations ..       12,665         (1,886)
Distributions to shareholders from:
   Net investment income ...............................................       (1,633)          (374)
   Realized gains ......................................................       (1,073)
                                                                             --------       --------
      Decrease in net assets resulting from distributions ..............       (2,706)          (374)
From fund share transactions:
   Proceeds from shares sold ...........................................       26,834         14,757
   Distributions reinvested ............................................        2,706            374
   Payment for shares redeemed .........................................      (20,259)       (14,225)
                                                                             --------       --------
      Increase in net assets from fund share transactions ..............        9,281            906
                                                                             --------       --------
NET INCREASE (DECREASE) IN NET ASSETS ..................................       19,240         (1,354)
NET ASSETS
   Beginning of Period .................................................       29,936         31,290
                                                                             --------       --------
   End of Period .......................................................     $ 49,176       $ 29,936
                                                                             ========       ========
Analysis of fund share transactions:
   Sold ................................................................        2,962          1,868
   Reinvested ..........................................................          270             46
   Redeemed ............................................................       (2,292)        (1,788)
                                                                             --------       --------
Net increase in fund shares outstanding ................................          940            126
                                                                             ========       ========

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                                        Overseas Equity Fund
                                                              --------------------------------------------------------------------
                                                                                       Year Ended December 31,
                                                              --------------------------------------------------------------------
                                                                2003           2002          2001        2000(c)         1999
                                                              -------        -------       -------       -------       -------
Net Assets Value at Beginning of Period ...................   $  7.92        $  8.57       $  9.27       $ 10.71       $ 11.12
Income from Investment Operations:
   Net Investment Income ..................................      0.09           0.10          0.11          0.23          0.29
   Net Realized and Unrealized Gain (Loss) on
      Investments(a) ......................................      3.03          (0.65)        (0.70)        (1.20)         0.25
                                                              -------        -------       -------        ------       -------
   Total From Investment Operations .......................      3.12          (0.55)        (0.59)        (0.97)         0.54
Less Distributions:
   Distribution from Net Investment Income ................     (0.37)         (0.10)                      (0.24)        (0.29)
   Distribution from Net Realized Gains on Investments ....     (0.25)                                     (0.01)        (0.44)
   Distribution from Excess of Net Investment
      Income/Gains ........................................                                                (0.10)        (0.16)
   Distribution from Capital Paid-in ......................                                  (0.11)        (0.12)        (0.06)
                                                              -------        -------       -------       -------       -------
   Total Distributions ....................................     (0.62)         (0.10)        (0.11)        (0.47)        (0.95)
                                                              -------        -------       -------       -------       -------
Net Assets Value at End of Period .........................   $ 10.42        $  7.92       $  8.57       $  9.27       $ 10.71
                                                              =======        =======       =======       =======       =======
Total Investment Return(b) ................................     39.85%         (6.32)%       (6.45)%       (9.08)%        5.11%
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net Assets ......      1.15%(d)(f)    1.15%(d)      1.15%(d)      0.98%(d)      1.00%(d)
   Ratio of Net Investment Income to Average Net Assets ...      0.84%          1.28%         1.30%(e)      2.32%         2.73%
   Portfolio Turnover Rate ................................     89.10%         71.20%        53.11%       204.98%       131.21%
Net Assets End of Period (000s Omitted) ...................   $49,176        $29,936       $31,290       $28,527       $31,577

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c) The Fund entered into a new sub-advisory agreement with Capital Guardian Trust Company during the period shown.

(d) Expense ratio is net of expense reimbursements. Had such reimbursements not been made the expense ratio would have been 1.39%, 1.45%, 1.36%, 1.27%, and 1.31%, for the years ended December 31, 2003, 2002, 2001, 2000, and 1999, respectively.

(e) Had the Fund not amortized premiums and accreted discounts on debt securities, the annual ratio of net investment income to average net assets would have been 1.38% for the years ended December 31, 2001.

(f) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
OVERSEAS EQUITY FUND

                                                                         Market
                   Name of Issuer                             Shares     Value
                   --------------                            --------   -------
                                                                        (000's)
COMMON STOCK

Australia - 3.1%
   Amcor, Ltd. (BE) ......................................   $  3,400    $   21
   Australia & New Zealand Banking Group,
      Ltd. (JP) ..........................................     13,127       175
   Brambles Industries, Ltd. (BO) ........................     16,000        64
   Foster's Brewing Group, Ltd. (JG) .....................     55,900       189
   National Australia Bank, Ltd. (JP) ....................      8,800       198
   News Corp., Ltd. (JA) .................................      8,719        79
   QBE Insurance Group, Ltd. (JR) ........................     20,400       163
   Wesfarmers (BL) .......................................      7,400       148
   Westpac Banking Corp., Ltd. (JP) ......................      7,000        84
   WMC Resources, Ltd. (BB) ..............................     33,000       140
   WMC, Ltd. (BF) ........................................     31,000       153
   Woolworth's, Ltd. (JF) ................................     14,000       124
                                                                         ------
                                                                          1,538
Austria - 0.1%
   Erste Bank (JP) .......................................        400        49

Canada - 3.4%
   Abitibi Consolidated, Inc. (BG) .......................     17,900       144
   Alcan Aluminum, Ltd. (BF) .............................      2,800       131
   BCE, Inc. (J1) ........................................     10,400       233
   Bombardier, Inc. - C1. B (BH) .........................     69,500       294
   Great West Lifeco, Inc. (JR) ..........................      1,900        67
   Inco, Ltd. (BF) .......................................      3,500       140
   Manulife Financial Corp. (JR) .........................      2,200        71
   Suncor Energy , Inc. (BB) .............................      6,400       161
   TELUS Corp. (J1) ......................................     12,800       240
   Thomson Corp. (BZ) ....................................      5,500       200
                                                                         ------
                                                                          1,681
Denmark - 0.4%
   Novo Nordisk AS (JO) ..................................      3,600       146
   Tele Danmark AS (J1) ..................................        800        29
                                                                         ------
                                                                            175
Finland - 0.9%
   Nokia Oyj (JW) ........................................     17,900       309
   UPM-Kymmene Corp. (BG) ................................      7,100       136
                                                                         ------
                                                                            445
France - 11.5%
   Accor SA (BZ) .........................................      4,900       222
   Air Liquide (BC) ......................................      1,900       335
   BNP Paribas (JP) ......................................     12,300       773
   Bouygues SA (J2) ......................................     11,100       388
   Carrefour SA (JF) .....................................      2,500       137
   Essilor International (JL) ............................      3,100       160
   France Telecom (J1) ...................................      8,800       251
   Groupe Danone (JH) ....................................      2,000       326
   L'Oreal SA (JK) .......................................      2,700       221
   Renault (BV) ..........................................      6,600       455
   Sanofi-Synthelabo SA (JO) .............................     20,500     1,542
   Schneider SA (BK) .....................................      3,200       209
   Societe Generale - Cl. A (JP) .........................      1,200       106
   STMicroelectronics (J0) ...............................   $  3,100    $   84
   Vivendi Universal SA (JA) .............................     18,400       447
                                                                         ------
                                                                          5,656
Germany - 5.1%
   Allianz AG (JR) .......................................      2,700       340
   Bayerische Motoren Werke AG (BV) ......................      3,400       157
   DaimlerChrysler AG (BV) ...............................      7,700       359
   Deutsche Bank AG (JP) .................................      3,800       315
   Deutsche Boerse AG (JQ) ...............................      1,122        61
   Infineon Technologies AG (J0) .........................      7,300       101
   Muenchener Rueckversicherungs-
      Gesellschaft AG (JR) ...............................      2,828       343
   SAP AG (JV) ...........................................      1,300       218
   Siemens AG (BL) .......................................      6,200       496
   Thyssen Krupp AG (BF) .................................      5,500       109
                                                                         ------
                                                                          2,499
Hong Kong - 1.8%
   Cheung Kong Holdings, Ltd. (JS) .......................     18,000       142
   Hang Lung Properties (JS) .............................    110,000       141
   Hang Seng Bank, Ltd. (JP) .............................      6,200        81
   Hutchison Whampoa, Ltd. (BL) ..........................     10,000        73
   Johnson Electric Holdings, Ltd. (BK) ..................     44,000        56
   Li & Fung, Ltd. (BO) ..................................    116,000       199
   Sun Hung Kai Properties, Ltd. (JS) ....................     11,000        91
   Swire Pacific, Ltd. - Cl. A (JQ) ......................     17,000       105
                                                                         ------
                                                                            888
Italy - 0.9%
   Assicurazioni Generali (JR) ...........................      3,100        82
   ENI (BB) ..............................................     14,200       268
   UniCredito Italiano SpA (JP) ..........................     17,400        94
                                                                         ------
                                                                            444
Japan - 20.0%
   Advantest (J0) ........................................      2,000       159
   Aiful Corp. (JQ) ......................................      1,600       117
   Canon, Inc. (JZ) ......................................      4,000       186
   Dai-Nippon Printng Co., Ltd. (BO) .....................     10,000       140
   Daiwa House Industry Co., Ltd. (BW) ...................      9,000        96
   Daiwa Securities Group, Inc. (JQ) .....................     12,000        82
   Fanuc, Ltd. (BM) ......................................      3,200       192
   Fuji Photo Film (BX) ..................................      3,000        97
   Hirose Electric Co., Ltd. (JY) ........................      2,100       241
   Honda Motor Co. (BV) ..................................      2,000        89
   Hoya Corp. (JY) .......................................      2,400       220
   Japan Airlines (BQ) ...................................     52,000       137
   Jusco Co., Ltd. (JD) ..................................     13,000       436
   Kansai Electric Power Co., Inc. (J3) ..................      9,700       170
   Millea Holdings, Inc. (JR) ............................         15       196
   Mitsubishi Corp. (BN) .................................     23,000       244
   Mitsubishi Estate Co., Ltd. (JS) ......................     27,000       256
   Mitsubishi Heavy Industries, Ltd. (BM) ................     33,000        92

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
OVERSEAS EQUITY FUND

                                                                         Market
                   Name of Issuer                             Shares     Value
                   --------------                            --------   -------
                                                                        (000's)
COMMON STOCK - Continued

Japan - Continued
   Mitsubishi Motor (BV) .................................   $ 33,000    $   67
   Mitsui Fudosan Co., Ltd. (JS) .........................     17,000       154
   Mitsui Marine & Fire Insurance Co., Ltd. (JR) .........     33,000       271
   Murata Manufacturing Co., Ltd. (JY) ...................      2,700       146
   NEC Corp. (JX) ........................................     73,000       538
   Nidec Corp. (JY) ......................................        900        86
   Nikko Securities Co., Ltd. (JQ) .......................     23,000       128
   Nikon Corp. (J0) ......................................      5,000        75
   Nintendo Corp., Ltd. (BW) .............................      1,300       121
   Nippon Steel Co. (BF) .................................     62,000       133
   Nissan Motor Acceptance Corp. (BV) ....................     36,000       411
   Nitto Denko Corp. (BK) ................................      4,900       261
   Nomura Securities Co., Ltd. (JQ) ......................     11,000       187
   Orix Corp. (JQ) .......................................      3,500       289
   Ricoh Co., Ltd. (JZ) ..................................      6,000       118
   Rohm Co., Ltd. (J0) ...................................      2,600       305
   Sankyo Co., Ltd. (JO) .................................     12,000       226
   Sekisui House, Ltd. (BW) ..............................     21,000       217
   Shimamura Co., Ltd. (JE) ..............................      1,400        95
   Shin-Etsu Chemical Co. (BC) ...........................      2,600       106
   Shionogi & Co., Ltd. (JO) .............................     18,000       335
   SMC Corp. (BM) ........................................      1,500       187
   Softbank Corp. (JT) ...................................      1,000        31
   Sumitomo Chemical Co. (BC) ............................     39,000       161
   Sumitomo Forestry Co. (BG) ............................      6,000        51
   Suzuki Motor Corp. (BV) ...............................     23,000       340
   Taiyo Yuden Co., Ltd. (JY) ............................      9,000       118
   Tokyo Electron, Ltd. (J0) .............................      7,500       570
   Toray Industries, Inc. (BC) ...........................     14,000        59
   Tostem Corp. (BI) .....................................      6,000       116
   Toyota Motor Corp. (BV) ...............................      7,300       247
   Yahoo Japan Corp. (JT) ................................         20       269
   Yamanouchi Pharmaceutical Co., Ltd. (JO) ..............      3,000        93
   Yamato Transport Co., Ltd. (BP) .......................      7,000        82
   Yasuda F & M Insurance (JR) ...........................     12,000        99
                                                                         ------
                                                                          9,842
Netherlands - 8.8%
   ABN Amro Holding NV (JP) ..............................     30,148       705
   Aegon NV (JR) .........................................     13,763       203
   ASM Lithography Holding NV (J0) .......................      4,500        89
   Elsevier NV (JA) ......................................     13,200       164
   Heineken Holding (JG) .................................        900        31
   Heineken NV (JG) ......................................     16,300       620
   ING Groep NV (JQ) .....................................     17,447       406
   Koninklijke (Royal) Philips Electronics NV
      (JY) ...............................................      3,600       105
   Koninklijke KPN NV (JY) ...............................     57,900       446
   Koninklijke Numica NV (JY) ............................      2,900        80
   Royal Dutch Petroleum Co. (BB) ........................     22,800     1,201
   TNT Post Group NV (BP) ................................      3,800        89
   VNU NV (JA) ...........................................   $  6,327    $  200
                                                                         ------
                                                                          4,339
New Zealand - 0.0%
   Telecom Corp. of New Zealand, Ltd. (J1) ...............        436         1

Norway - 1.8%
   Den Norske Bank (JP) ..................................     16,000       107
   Norsk Hydro ASA (BL) ..................................      7,025       433
   Norske Skogindustrier ASA - Cl. A (BG) ................      2,700        51
   Statoil ASA (BB) ......................................     25,400       285
                                                                         ------
                                                                            876
Singapore - 1.0%
   DBS Group Holdings, Ltd. (JP) .........................      4,000        35
   Hong Kong Land Holdings, Ltd. (JS) ....................     56,000        95
   Singapore Technology Engineering, Ltd. ................
      (BH) ...............................................     75,000        90
   Singapore Telecommunications, Ltd. (J1) ...............    117,000       135
   United Overseas Bank, Ltd. (JP) .......................      6,000        47
   Venture Manufacturing, Ltd. (JY) ......................      9,000       106
                                                                         ------
                                                                            508
Spain - 2.9%
   Banco Bilbao Vizcaya SA (JP) ..........................     39,800       549
   Inditex (JE) ..........................................     14,300       290
   Repsol SA (BB) ........................................      6,200       121
   Telefonica SA (J1) ....................................     30,853       453
                                                                         ------
                                                                          1,413
Sweden - 3.3%
   Assa Abloy (BI) .......................................     20,200       240
   AstraZeneca Group plc (BO) ............................     16,200       789
   ForeningsSparbanken AB (JP) ...........................     18,100       356
   Sandvik AB (BM) .......................................      2,500        86
   Svenska Handelsbanken, Inc. (JP) ......................      6,000       123
                                                                         ------
                                                                          1,594
Switzerland - 9.3%
   ABB, Ltd. (BK) ........................................     22,218       112
   Credit Suisse Group (JP) ..............................      4,063       149
   Holcim (BD) ...........................................      8,391       391
   Nestle SA (JH) ........................................      2,309       577
   Novartis AG (JO) ......................................     18,678       848
   Richemont (JQ) ........................................     20,336       488
   Roche Holdings AG (JO) ................................      3,033       306
   Serono SA (JN) ........................................        134        95
   Swiss Reinsurance Co. (JR) ............................      8,404       567
   Swisscom AG (J1) ......................................      1,581       521
   Synthes-Stratec, Inc. (JL) ............................        126       125
   UBS AG (JP) ...........................................      5,628       385
                                                                         ------
                                                                          4,564
United Kingdom - 14.6%
   Anglo American plc (BF) ...............................      4,400        95

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
OVERSEAS EQUITY FUND

                                                                         Market
                   Name of Issuer                             Shares     Value
                   --------------                            --------   -------
                                                                        (000's)

COMMON STOCK - Continued

United Kingdom - Continued
   Arm Holdings plc (J0) .................................   $ 14,000   $    32
   AstraZeneca Group plc (JO) ............................     11,100       531
   Barclays (JP) .........................................     30,200       269
   BG Group plc (BB) .....................................     92,100       471
   Billiton plc (BF) .....................................     62,655       546
   British Aerospace plc (BH) ............................     20,000        60
   Centrica plc (J4) .....................................     39,500       149
   CRH (BD) ..............................................      7,900       162
   Diageo plc (JG) .......................................     13,000       170
   HBOS (JP) .............................................     24,800       320
   HSBC Holdings plc (JP) ................................     29,900       469
   National Grid Group (JY) ..............................     30,600       219
   Pearson plc (JA) ......................................     29,800       331
   Prudential Corp. (JR) .................................     11,700        99
   Reckitt Benckiser (JJ) ................................      3,800        86
   Rio Tinto plc (BF) ....................................      3,400        94
   Royal Bank of Scotland Group (JP) .....................     20,400       599
   Smith & Nephew (JL) ...................................     14,600       122
   Smiths Group (BL) .....................................      9,900       117
   Standard Chartered plc (JP) ...........................     21,300       351
   Unilever plc (JK) .....................................     50,900       473
   Vodafone AirTouch plc (J2) ............................    485,538     1,200
   Wolseley (BN) .........................................      6,600        93
   Xstrata (BF) ..........................................     10,900       122
                                                                        -------
                                                                          7,180
United States - 5.9%
   America Movil SA de CV - ADR Ser. L (J2) ..............      2,400        66
   AstraZeneca Group Plc - ADR (JO) ......................      5,000       242
   Companhia Vale Do Rio Doce - ADR (BF) .................      1,800       105
   DBS Group Holdings, Ltd. - ADR 144A (a)(JP) ...........      2,000        17
   Nokia Oyj - ADR (JW) ..................................      4,500        77
   Royal Dutch Petroleum Co. (BB) ........................      2,000       105
   Samsung Electronics - 144A (a) (JY) ...................      2,850       536
   Sap Aktiengesellschaft - ADR (JV) .....................      3,200       133
   Sony Corp. (JY) .......................................      3,500       121
   STMicroelectronics NV (J0) ............................      5,200       140
   Taiwan Semiconductor Manufacturing Co.,
      Ltd. - ADR (J0) ....................................     48,864       500
   Telefonos de Mexico SA - ADR (J1) .....................      1,700        56
   The Thomson Corp. (JA) ................................     10,400       377
   Vodafone Group plc (J1) ...............................     17,100       428
   Yukos Corp. - ADR (BB) ................................        300        13
                                                                        -------
                                                                          2,916
                                                                        -------
          TOTAL COMMON STOCK-                                    94.8%   46,608

                                                                Par      Market
                   Name of Issuer                              Value     Value
                   --------------                            --------   -------
                                                              (000's)   (000's)
PUBLICLY-TRADED BONDS

Supra National - 0.5%
   SMFG Finance (FB)
      2.25% due 07/11/05 .................................   $ 12,000   $   204
      2.25% due 07/11/05 .................................      6,000        53
                                                                        -------
         TOTAL PUBLICLY-TRADED BONDS-                             0.5%      257
SHORT-TERM INVESTMENTS - 6.1%
      Investment in joint trading account
      (Note B)
      1.061% due 01/02/04 ................................      2,977     2,977
                                                             --------   -------
         TOTAL INVESTMENTS- ..............................      101.4%   49,842
         Payables, less cash and receivables- ............       (1.4)%    (666)
                                                             --------   -------
         NET ASSETS- .....................................      100.0%  $49,176
                                                             ========   =======

(a) Pursuant to Rule 144A under the Securities Act of 1993, these securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2003, securities aggregated $553 or 1.1% of net assets of the Portfolio.

ADR-American Depository Receipts.

GDR-Global Depository Receipts.

See notes to financial statements.

SUMMARY OF LONG-TERM SECURITIES BY INDUSTRY (UNAUDITED)

                                                                        % of
                                               Industry     Market    Long-Term
                       Industry              Abbreviation    Value   Investments
                       --------              ------------   ------   -----------
                                                            (000s)
Banks ....................................        JP        $6,355      13.6%
Pharmaceuticals ..........................        JO         4,269       9.1%
Oil & Gas ................................        BB         2,764       5.9%
Insurance ................................        JR         2,501       5.3%
Electronic Equipment & Instruments .......        JY         2,424       5.2%
Diversified Telecommunication Services ...        J1         2,347       5.0%
Automobiles ..............................        BV         2,126       4.5%
Semiconductor Equipment & Products .......        J0         2,056       4.4%
Diversified Financials ...................        JQ         1,864       4.0%
Wireless Telecommunications Services .....        J2         1,654       3.5%
Metals & Mining ..........................        BF         1,628       3.5%
Media ....................................        JA         1,597       3.4%
Industrial Conglomerates .................        BL         1,267       2.7%
Commercial Services & Supplies ...........        BO         1,192       2.5%
Beverages ................................        JG         1,011       2.2%
Food Products ............................        JH           903       1.9%
Real Estate Investment Trust .............        JS           879       1.9%
Personal Products ........................        JK           694       1.5%
Chemicals ................................        BC           661       1.4%
Electrical Equipment .....................        BK           638       1.4%
Machinery ................................        BM           557       1.2%
Construction Materials ...................        BD           552       1.2%

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
OVERSEAS EQUITY FUND

                                                                        % of
                                              Industry      Market    Long-Term
                Industry                    Abbreviation    Value    Investments
                --------                    ------------   -------   -----------
                                                            (000s)
Computers & Peripherals .................        JX        $   538        1.1%
Aerospace & Defense .....................        BH            444        0.9%
Multiline Retail ........................        JD            436        0.9%
Household Durables ......................        BW            434        0.9%
Hotels Restaurants & Leisure ............        BZ            422        0.9%
Health Care Equipment & Supplies ........        JL            407        0.9%
Communications Equipment ................        JW            386        0.8%
Specialty Retail ........................        JE            385        0.8%
Paper & Forest Products .................        BG            381        0.8%
Building Products .......................        BI            356        0.8%
Software ................................        JV            351        0.8%
Trading Companies & Distributors ........        BN            337        0.7%
Office Electronics ......................        JZ            305        0.7%
Internet Software & Services ............        JT            299        0.6%
Food & Drug Retailing ...................        JF            261        0.6%
Finance .................................        FB            257        0.5%
Air Freight & Couriers ..................        BP            171        0.4%
Electric Utilities ......................        J3            170        0.4%
Gas Utilities ...........................        J4            149        0.3%
Airlines ................................        BQ            137        0.3%
Leisure Equipment & Products ............        BX             97        0.2%
Biotechnology ...........................        JN             96        0.2%
Household Products ......................        JJ             86        0.2%
Containers & Packaging ..................        BE             21        0.0%
                                                           -------      -----
                                                           $46,865      100.0%
                                                           =======      =====

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)
NOTE A--ORGANIZATION

     John Hancock Overseas Equity Fund, (formerly John Hancock Global Balanced
Fund), (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Investments in securities traded on national securities exchanges in the United States or on equivalent foreign exchanges are normally valued at the last quoted sales price on such exchanges as of the close of business on the date of which assets are valued. Securities traded in the over-the-counter market and securities traded with no sales on the day of valuation are normally valued at their last available bid price. All Fund securities initially expressed in terms of foreign currencies have been translated into U.S. Dollars as described in "Currency Translation" below.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Fair value pricing, determined in good faith by the Board of Trustees, may be used by the Fund when current market values are unavailable or when an event occurs after the close of the exchange on which the Fund's portfolio securities are principally traded that is likely to have changed the value of the securities. The use of fair value pricing by the Fund may cause the net asset value of its shares to differ significantly from the net asset value that would be calculated using current market values. Securities for which prices are not available from an independent pricing service, but where an active market exists, are valued using market quotations obtained from one or more dealers that make markets in the securities.

     Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint trading account: Pursuant to an exemptive order issued by the Securities and Exchange Commission, the order permits the Fund to pool daily uninvested cash balances into a joint account for the purpose of investing the cash balances in short-term repurchase agreements, commercial paper and other short-term investments which in no event will have a maturity in excess of 7 days. Joint account holdings as of December 31, 2003 are as follows:

Name of Issuer                                     Market Value
--------------                                     ------------
Alpine Securitization Corp., 1.12%, due 01/07/04      $29,995
Alpine Securitization Corp., 1.12%, due 01/06/04       19,998
Barclays US Fund, 1.10%, due 01/05/04                  29,997

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

                                                      Market
Name of Issuer                                        Value
--------------                                       --------
Cargill Asia Pacific, 1.06%, due 01/02/04            $ 20,000
Cargill Asia Pacific, 1.05%, due 01/02/04              25,000
Danske Corp., 1.07%, due 01/05/04                      49,996
Greenwich CPL Holding Funding, 0.95%, due 01/02/04     17,654
Merrill Lynch & Co., Inc., 1.04%, due 01/05/04         18,838
Merrill Lynch & Co., Inc., 1.05%, due 01/06/04         31,156
Mortgage Int. Networking, 0.98%, due 01/02/04          50,000
Three Pillars Funding Corp., 1.08%, due 01/06/04       49,994
UBS Finance LLC, 1.02%, due 01/02/04                    3,917
UBS Finance LLC, 1.05%, due 01/02/04                    4,088
UBS Finance LLC, 0.96%, due 01/02/04                   35,000
                                                     --------
   Joint Trading Account Totals                      $385,633
                                                     ========

     Currency translation: All assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars based on London currency exchange quotations as of 5:00 p.m., London time, on the date of any determination of the net asset value of the Fund. Unrealized exchange adjustments are included in unrealized appreciation (depreciation) of investments. Transactions affecting statement of operations accounts and net realized gain (loss) on investments are translated at the rates prevailing at the dates of transactions.

     The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments.

     Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward foreign currency contracts, disposition of foreign currencies, currency gains and losses realized between trade and settlement dates of security transactions, and the difference between the amounts of net investment income accrued and the U.S. dollar amount actually received. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities, resulting from changes in the exchange rate.

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations.

     The Fund had borrowings under the line of credit during the year ended December 31, 2003 as follows:

Average Daily Loan Balance
During the Period for which   Weighted Average
   Loans were Outstanding       Interest Rate    Interest Expense
---------------------------   ----------------   ----------------
           $301                     1.66%               $--

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Financial futures contracts: The Fund may buy and sell financial futures contracts to hedge against the effects of fluctuations in interest rates and other market conditions. At the time the Fund enters into a financial futures contract, it will be required to deposit with its custodian a specified amount of cash or U.S. government securities, known as "initial margin". Each day, the futures contract is valued at the official settlement price of the Chicago Board of Trade or U.S. commodities exchange. Daily adjustments, called variation margin, arising from this "mark to market", are recorded by the Fund as unrealized gains or losses.

     When the contracts are closed, the Fund recognizes a gain or a loss. Risks of entering into futures contracts include the possibility that there may be an illiquid market and/or that a change in the value of the contract may not correlate with changes in the value of the underlying securities. In addition, the Fund could be prevented from opening or realizing the benefits of closing out futures positions because of position limits or limits on daily price fluctuations imposed by an exchange.At December 31, 2003, the Fund had no open financial futures contracts.

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date.

     As of December 31, 2003, the Fund had open forward foreign currency contracts which contractually obligate the Fund to deliver or receive currencies at a specified date, as follows:

                       Principal Amount                       Unrealized
                     Covered by Contract   Expiration Month   Gain (Loss)
                     -------------------   ----------------   -----------
Currency Purchased
------------------
Swiss Franc                  202              January 04         $ 27
                                                                 ====

Currency Sold
-------------
Swiss Franc                  211              January 04         $(18)
Swiss Franc                  301                  May 04          (31)
Japanese Yen                 140                March 04          (12)
                                                                 ----
                                                                 $(61)
                                                                 ====

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had approximate net tax basis capital loss carryforwards, which may be applied against any net taxable gains, as follows: $478, $2,241 and $1,032 which expire in 2009, 2010 and 2011, respectively.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred approximately $37 in net realized currency losses. As permitted by tax regulations, the Fund intends to elect to defer these losses and treat them as arising in the fiscal year ending on December 31, 2004.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Dividend income for the Fund is shown net of foreign taxes withheld of $55. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual basis of the Fund's net assets:

                         Between            Between
                     $150 Million and   $300 Million and   Excess Over
First $150 Million     $300 Million       $500 Million     $500 Million
------------------   ----------------   ----------------   ------------
      1.05%                0.95%             0.80%            0.75%

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the year ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $87 to the Fund.

     The Fund entered into a commission recapture program, which enables it to pay some of its operational expenses by recouping a portion of the commissions it pays to a broker that is not a related party of the Fund. Expenses paid through this program may include costs of custodial, transfer agency or accounting services. The impact of this arrangement was a reduction of $1.

     John Hancock has entered into a Sub-Advisory Agreement with Capital Guardian Trust Company, with respect to the Fund. Capital Guardian Trust Company is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
 $36,265          $30,303

     The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, and commercial paper) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
  $40,215       $9,900         $(273)          $9,627

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax returns.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations, which may differ from accounting principles generally accepted in the United States of America. These differences primarily relate to certain securities sold at a loss, premium amortization and market discount accretion on debt securities and investments in passive foreign investment companies and foreign currency denominated investments. Additionally, as a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
  Ordinary      Net Long-Term    Capital Loss   Net Unrealized
   Income       Capital Gain    Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--             $--            $3,751          $9,627

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE D--INVESTMENT TRANSACTIONS--Continued

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from
Year    Ordinary Income     Long-Term Capital Gain   Return of Capital
----   ------------------   ----------------------   -----------------
2003         $1,620                  $--                   $1,086
2002            374                   --                       --

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                             Disinterested Trustees

                                   Positions Held        Principal Occupation(s)
Name, Address and Age                With Trust          During Past Five Years
--------------------------------   --------------   -----------------------------------
Elizabeth G. Cook (age 66)            Trustee       Expressive Arts Therapist, Dana-
c/o John Hancock Variable Series                    Farber Cancer Institute; President,
Trust I                                             The Advertising Club of Greater
John Hancock Place                                  Boston
Boston, Massachusetts 02117

Diane C. Kessler (age 57)             Trustee       Executive Director, Massachusetts
c/o John Hancock Variable Series                    Council of Churches
Trust I
John Hancock Place
Boston, Massachusetts 02117

Robert Verdonck (age 58)              Trustee       President and Chief
c/o John Hancock Variable Series                    Executive Officer, East Boston
Trust I                                             Savings Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)         Trustee       Associate Professor and Graduate
c/o John Hancock Variable Series                    Dean, The Graduate School of the
Trust I                                             Wallace G. Carroll School of
John Hancock Place                                  Management, Boston College
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

          Trustees Affiliated with the Trust and Officers of the Trust

                                       Positions Held                Principal Occupation(s)
Name, Address and Age                    With Trust                  During Past Five Years
------------------------------   ----------------------------   -----------------------------------
Michele G. Van Leer* (age 46)        Chairman and Trustee       Senior Vice President, Product
John Hancock Place                                              Management, John Hancock Life
Boston, Massachusetts 02117                                     Insurance Company; Vice Chairman,
                                                                President & Director, John Hancock
                                                                Variable Life Insurance Company

Kathleen F. Driscoll* (age 47)     Vice Chairman, President     Senior Vice President, Signator
John Hancock Place                       and Trustee            Brokerage, John Hancock Life
Boston, Massachusetts 02117                                     Insurance Company; Vice President
                                                                Corporate Communications, John
                                                                Hancock Life Insurance Company

Jude A. Curtis (age 45)               Compliance Officer        Vice President and Chief Investment
John Hancock Place                                              Compliance Officer, John Hancock
Boston, Massachusetts 02117                                     Life Insurance Company; formerly
                                                                Second Vice President and Counsel,
                                                                Office of Business Conduct; John
                                                                Hancock Life Insurance Company;
                                                                formerly a Partner at Hale and Dorr
                                                                LLP (law firm)

Janet Wang (age 35)              Assistant Compliance Officer   Compliance Specialist, John
John Hancock Place                                              Hancock Life Insurance Company
Boston, Massachusetts 02117

Raymond F. Skiba (age 58)                 Treasurer             Director of Fund Operations, John
John Hancock Place                                              Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)            Assistant Treasurer        Manager of Fund Operations, John
John Hancock Place                                              Hancock Life Insurance Company
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                 Positions Held           Principal Occupation(s)
Name, Address and Age              With Trust             During Past Five Years
---------------------------   -------------------   ------------------------------------
Karen Q. Visconti (age 50)         Secretary        Director, Product & Market
John Hancock Place                                  Management, John Hancock Life
Boston, Massachusetts 02117                         Insurance Company

Arnold R. Bergman (age 53)    Assistant Secretary   Senior Counsel, Law Department,
John Hancock Place                                  John Hancock Life Insurance
Boston, Massachusetts 02117                         company; formerly Vice President,
                                                    General Counsel and Secretary, First
                                                    Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Overseas Equity Fund (formerly, Global Balanced Fund) (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Overseas Equity Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


                                                    /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

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